Exhibit 5.1
                                McGuireWoods LLP
                         9 West 57th Street, Suite 1620
                          New York, New York 10019-2602


July 18, 2002





Sean Y. Fulda
Chairman of the Board of Directors
UniverCell Holdings, Inc.
1 Randall Avenue
Baltimore, MD 21208


Dear Mr. Fulda,


     We are acting as counsel to UniverCell Holdings, Inc., a Florida corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), the Registration Statement on Form SB-2 dated July 18, 2002 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 9,932,904 shares of common stock, par value $0.0001 per share of the Company issuable in connection with (1) $650,000 in aggregate principal amount of the Company's Convertible debentures due 2004 (the "Debentures"), and (2) warrants to purchase up to an aggregate of 1,300,000 shares of common stock expiring in 2004 (the "Warrants"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.


     In reaching the opinion stated in this letter, we have reviewed originals or copies of the Registration Statement, the Articles of Incorporation and the Bylaws of the Company and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine,
(iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.


     Based upon the foregoing, it is our opinion that the shares of common stock issuable upon conversion of the Debentures and the exercise of the Warrants, when issued in the manner described in the Registration Statement, will be authorized, validly issued, fully paid and nonassessable.


     The opinion expressed above is limited to matters governed by the laws of the State of Florida. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this

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July 18, 2002
Page 2

consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.



                                       Very truly yours,

                                       McGuireWoods, LLP